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Exhibit 2.01                EXCHANGE AGREEMENT


     THIS EXCHANGE AGREEMENT (this "Agreement") is made this 11th day of December 2001, by and among ALTRIMEGA HEALTH CORPORATION, a Nevada corporation ("Altrimega"); ADVANCED MESSAGING WIRELESS, INC., a Texas corporation ("Advanced"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all ownership interest of Advanced who execute and deliver the Agreement ("Advanced Stockholders"), based on the following:

                                 Recitals

     Altrimega wishes to acquire all the ownership interest stock of Advanced in exchange for the common stock of Altrimega in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived here from, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                ARTICLE I
                            EXCHANGE OF STOCK

     1.01 Exchange of Interests. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.04 hereof), the Advanced Stockholders shall assign, transfer, and deliver to Altrimega, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all of their respective ownership interest in Advanced (the "Advanced Shares") owned by the Advanced Stockholders which interests shall represent one hundred percent (100%) of the ownership interest in Advanced, and Altrimega agrees to acquire such ownership interests on such date by issuing and delivering in exchange therefor an aggregate of 10,000,000 restricted shares of Altrimega common stock, par value $0.001 per share, (the "Altrimega Common Stock"). Such shares of Altrimega Common Stock shall be issued pro rata based on the percentage of ownership interest held as of the Closing Date as set forth opposite the Advanced Stockholder's respective names in Exhibit A-1.

     1.02 Delivery of Certificates by Advanced Stockholders. The transfer of Advanced Shares by the Advanced Stockholders shall be effected by the delivery to Altrimega at the Closing (as set forth in Section 1.04 hereof) of certificates representing the Advanced Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed.

     1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Altrimega will own one hundred percent (100%) of the ownership interest of Advanced and Advanced will be a wholly-owned subsidiary of Altrimega operating under the name Advanced Messaging Wireless, Inc., or such other name as Altrimega may determine.

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     1.04  Closing and Parties.  The Closing contemplated hereby shall be held at a mutually agreed upon time and place on the completion and satisfaction of the conditions set forth in Articles IV and V of the Agreement and agreed to in writing by the parties (the "Closing Date"). The Closing may be accomplished by express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.05  Closing Events.

     (a) Altrimega Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Altrimega shall deliver to Advanced at Closing all the following:

          (i) Copies of the resolutions of the board of directors and the majority stockholders of Altrimega authorizing the execution and performance of this Agreement and the contemplated transactions; and

          (ii) Certificates for 10,000,000 shares of Altrimega Common Stock in the names of the Advanced Stockholders or their respective designees and in the amounts set forth in Exhibit A-1; and

In addition to the above deliveries, Altrimega shall take all steps and actions as Advanced and the Advanced Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     (b) Advanced Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Advanced and/or the Advanced Stockholder's shall deliver to Altrimega at Closing all the following:

          (i) Copies of the resolutions of the board of directors and of the majority stockholders of Advanced authorizing the execution and performance of this Agreement and the contemplated transactions; and

          (ii) The certificates representing the Advanced Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed.

In addition to the above deliveries, Advanced shall take all steps and actions as Altrimega may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     1.06  Termination.

     (a) This Agreement may be terminated by the board of directors of either Altrimega or Advanced at any time prior to the Closing Date if:

          (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;


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          (ii)  Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

In the event of termination pursuant to this paragraph (a) of Section 1.06, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Altrimega if (i) shareholders of Advanced owning more than five percent (5%) of the issued and outstanding shares of Advanced capital stock perfect their dissenter's rights, if any, with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Advanced shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Advanced contained herein shall be inaccurate in any material respect or (iii) there has been any material adverse change in the business or financial condition of Advanced other than as contemplated herein. In the event of termination pursuant to this paragraph (b) of this section 1.06, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Advanced if (i) less than 50% of the Shareholders of Altrimega vote in favor of this Agreement and the transactions contemplated hereby, (ii) shareholders of Altrimega owning more than five percent (5%) of the issued and outstanding shares of Altrimega capital stock perfect their dissenter's rights, if any, with respect to the approval of this Agreement and the transactions contemplated hereby, (iii) Altrimega shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Altrimega contained herein shall be inaccurate in any material respect, or (iv) there has been any adverse change in the business or financial condition of Altrimega. In the event of termination pursuant to this paragraph (c) of this section 1.06, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                ARTICLE II
         REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ALTRIMEGA

     As an inducement to, and to obtain the reliance of Advanced, Altrimega represents and warrants as follows:

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     2.01  Organization.  Altrimega is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Altrimega's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. Altrimega has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Altrimega has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to compliance with state and federal corporate and securities laws.

     2.03 Capitalization. The authorized capitalization of Altrimega consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.001 par value, of which 22,020,000 shares of common stock and no shares of
preferred stock are issued and outstanding.   All issued and outstanding shares
of Altrimega Common Stock are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Altrimega.

     2.04.  SEC Reports; Financial Statements.

     (a) Altrimega has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since it became subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "Altrimega SEC Reports "), and, with respect to the Altrimega SEC Reports filed by Altrimega after the date hereof and prior to the Closing Date, will deliver or make available, to Advanced all of its Altrimega SEC Reports in the form filed with the SEC. The Altrimega SEC Reports (i) were (and any Altrimega SEC Reports filed after the date hereof will be) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Altrimega SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Closing Date, Altrimega shall be current in the filing of the Altrimega SEC Reports.

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     (b)     Included in Schedule 2.04 are the audited balance sheets of
Altrimega as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2000, and 1999, including the notes thereto, and the accompanying report of Andersen, Andersen & Strong, L.C., independent certified public accountants, together with the notes thereto and representations by the principal accounting and financial officer of Altrimega to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

     (c)      The financial statements of Altrimega delivered pursuant to
Section 2.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Altrimega financial statements present fairly, in all material respects, as of their respective dates, the financial position of Altrimega. Altrimega did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Altrimega in accordance with generally accepted accounting principles. The statements of revenues and expenses and cash flows present fairly the financial position and result of operations of Altrimega as of their respective dates and for the respective periods covered thereby.

     (d) Altrimega has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect. Altrimega has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Altrimega, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Altrimega may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and no deficiency assessment or proposed adjustment of any such tax return is
pending, proposed or contemplated.   None of such income tax returns has been
examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Altrimega has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse affect on Altrimega, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Altrimega.


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     (e)     The books and records, financial and otherwise, of Altrimega are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Altrimega and Altrimega has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     2.05 Outstanding Warrants and Options. Altrimega has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued Altrimega Common Stock.

     2.06 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Altrimega, threatened by or against Altrimega or adversely affecting Altrimega or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Altrimega does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.07 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Altrimega is a party or to which any of its properties or operations are subject.

     2.08 Altrimega Schedules. Altrimega has delivered to Advanced the following schedules, which are collectively referred to as the "Altrimega Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement:

     (a) A schedule including copies of the articles of incorporation and bylaws of Altrimega in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors and majority shareholders of Altrimega approving this Agreement and the transactions herein contemplated;

     (c) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Altrimega Schedules by Sections 2.01 through 2.06.

Altrimega shall cause the Altrimega Schedules and the instruments delivered to Advanced hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Altrimega Schedules shall be delivered prior to and as a condition precedent to the obligation of Advanced to close.


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                                ARTICLE III
          REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ADVANCED

     As an inducement to, and to obtain the reliance of, Service Holding, Asian Pacific represents and warrants as follows:

     3.01 Organization. Advanced is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Advanced. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Advanced's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

     3.02 Approval of Agreement. Advanced has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Advanced have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Advanced Stockholders.

     3.03 Capitalization. The authorized capitalization of Advanced consists of 50,000,000 shares of capital stock, no par value of which as of the date hereof 777,776 shares are issued and outstanding. All issued and outstanding share of Advanced are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Advanced.

     3.04  Financial Statements.

     (a) Included in Schedule 3.04 will be the audited balance sheets of Advanced as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2001, including the notes thereto, and the accompanying report of an independent certified public accountants, together with the notes thereto and representations by the principal accounting and financial officer of Advanced to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

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     (b)     The audited financial statements delivered pursuant to Section
3.04(a) have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and, when required to be audited, have been audited by a certified public accountants licensed to practice in the United States and before the Securities and Exchange Commission. The audited financial statements have been presented in accordance with the requirements of Regulation S-X promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC. The financial statements of Advanced will present fairly, as of their respective dates, the financial position of Advanced.

     (c) Advanced has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. Advanced has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of Advanced, except to the extent reflected on such balance sheet and adequately provided for and those which are not yet due and payable, and all such dates and years and periods prior thereto and for which Advanced may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to Advanced's best knowledge no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes have been withheld by or on behalf of Advanced with respect to all material compensation paid to employees of Advanced for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. To Advanced's best knowledge, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service, and no deficiency assessment or proposed adjustment of any such return is pending, proposed, or contemplated. Advanced has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Advanced, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. There are no tax liens upon any of the assets of Advanced. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Advanced.

     (d) The books and records, financial and otherwise, of Advanced are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Advanced. Advanced has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.


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     3.05  Outstanding Warrants and Options.  Advanced has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Advanced capital stock.

     3.06 Title and Related Matters. Except as provided herein or disclosed in the most recent Advanced balance sheet, Advanced has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, and assets, which are reflected in the most recent Advanced balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Advanced, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Advanced as now being conducted or as contemplated.

     3.07  Litigation and Proceedings.   There are no material actions, suits,
or proceedings pending or, to the knowledge of Advanced, threatened by or against Advanced or adversely affecting Advanced, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Advanced does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.08 Material Contract Defaults. Advanced is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Advanced, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Advanced has not taken adequate steps to prevent such a default from occurring.

     3.09 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Advanced is a party or to which any of its properties or operations are subject.

     3.10 Governmental Authorizations. Advanced has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with applicable securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Advanced of this Agreement and the consummation by Advanced of the transactions contemplated hereby.


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     3.11  Compliance With Laws and Regulations.  Advanced has complied with all applicable statutes and regulations of any national, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Advanced or except to the extent that noncompliance would not result in the occurrence of any material liability for Advanced.

     3.12 Advanced Schedules. Advanced has delivered to Altrimega the following schedules, which are collectively referred to as the "Advanced Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement:

     (a) A schedule including copies of the articles of incorporation and bylaws of Advanced and all amendments thereto in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors and the majority of the shareholders of Advanced approving this Agreement and the transactions herein contemplated;

     (c) A schedule setting forth the financial statements required pursuant to Section 3.04 hereof; and

     (d) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Advanced Schedules by Sections 3.01 through 3.11.

Advanced shall cause the Advanced Schedules and the instruments delivered to Altrimega hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Advanced Schedules shall be delivered prior to and as a condition precedent to the obligation of Altrimega to close.

                                ARTICLE IV
              CONDITIONS PRECEDENT TO OBLIGATIONS OF ADVANCED

     The obligations of Advanced under this Agreement are subject to the satisfaction of Altrimega, at or before the Closing Date, of the following conditions:

     4.01 Majority Stockholders Approval. Altrimega shall obtain, through a majority written consent of its stockholders, approval of this Agreement and the transactions contemplated hereby.

     4.02 Accuracy of Representations. The representations and warranties made by Altrimega in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Altrimega shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Altrimega prior to or at the Closing.

     4.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Altrimega, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Altrimega.

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     4.04  Other Items.  Advanced shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Advanced may reasonably request.

                                  ARTICLE V
              CONDITIONS PRECEDENT TO OBLIGATIONS OF ALTRIMEGA

     The obligations of Altrimega under this Agreement are subject to the satisfaction of Advanced, at or before the Closing Date, of the following conditions:

     5.01 Completion of Acquisitions by Advanced and Delivery of Certain Historical and Pro Forma Financial Information. Prior to the Closing Date, Advanced shall have completed the terms for acquisition of Excel Wireless, Inc. ("Excel") and Communication Syndicate, Inc. ("CSI"). Both Excel and CSI are providers of retail communication services. Advanced shall make the acquisitions in exchange of shares of the capital stock of Advanced and/or cash, so that on the Closing Date, any shares of capital stock issued by Advanced in connection with said acquisitions will be exchanged pro rata by the Advanced Stockholders in exchange for Altrimega Common Stock as set forth in Exhibit A-1 hereto. In connection therewith, Advanced shall provide Altrimega with the financial information for Excel and CSI required under Item 310(c) of Regulation S-B, promulgated under the Securities Act.

     5.02 Advanced Stockholder Approval. Advanced shall call and hold a meeting of its stockholders, or obtain through a majority written consent of its stockholders, whereby the stockholders of Advanced authorize and approve this Agreement and the transactions contemplated hereby.

     5.03 Accuracy of Representations. The representations and warranties made by Advanced and the Advanced Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Advanced shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Advanced prior to or at the Closing.

     5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Advanced, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Advanced.

     5.05 Other Items. Altrimega shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as Altrimega may reasonably request.

                                   ARTICLE VI
                               SPECIAL COVENANTS

     6.01 New Board of Directors and Officers. Upon Closing of the transactions contemplated by this Agreement, the current board of directors and officers of Altrimega shall resign and in their place nominees of Advanced shall be appointed, subject to the approval of the suitability and qualifications of such nominees.


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

     6.02 The Acquisition of Altrimega Common Stock. Altrimega and Advanced understand and agree that the consummation of this Agreement including the issuance of the Altrimega Common Stock to Advanced Stockholders in exchange for the Advanced Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Altrimega and Advanced agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. The certificates representing the Altrimega Common Stock shall be marked with the following legend:


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

In connection with the transaction contemplated by this Agreement, Altrimega and Advanced shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Advanced Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     6.03 Securities Filings. Altrimega shall be responsible for the preparation of any required filing with the Securities and Exchange Commission and Advanced will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

                                  ARTICLE VII
                                 MISCELLANEOUS

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.01 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for national, provincial, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.02 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Nevada.

     7.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier to the address of the respective parties or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.04 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.05 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Altrimega or Advanced such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.06 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.07 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

     7.08 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     7.09 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     7.10 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

ALTRIMEGA HEALTH CORPORATION,              ADVANCED MESSAGING WIRELESS, INC.
a Nevada corporation                       a Texas corporation


By: /S/ Ashley D. Choate                   /S/ Christopher M. Early
Its Duly Authorized Officer                Its Duly Authorized Officer




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
                                 Exhibit A-1

                       Advanced Messaging Wireless, Inc.
                            List of Stockholders

                        [To be provided at Closing]